Exhibit 99.1

Domo Completes Sale to Progress Software;

Huckleberry Begins the Next Chapter

Huckleberry starts with $221 million in cash and more than $900 million in net operating loss carryforwards

Founder and CEO Josh James will continue to lead the debt-free public company

SILICON SLOPES, Utah, September 22, 2026 – Domo, Inc. (Nasdaq: DOMO) today announced the completion of its previously announced sale to Progress Software Corporation (Nasdaq: PRGS). With the transaction complete, Domo, Inc. has changed its name to Huckleberry.ai, Inc. (the “Company” or “Huckleberry”). Josh James will continue to lead the Company alongside its current Board of Directors.

Through the transaction, Progress acquired substantially all of the Company’s assets and employees, excluding the Company’s net operating loss carryforwards, and assumed certain of its liabilities. The Company’s AI and data platform have become part of Progress.

“Domo was built on the belief that data should change the way a business runs,” said Josh James, Founder and CEO. “I’m incredibly proud of what our team created and grateful to the customers who pushed us to keep making it better. That work will continue at Progress.”

“Today, the Huckleberry business starts with significant resources and leadership that knows how to build,” said Mr. James. “We are evaluating opportunities where our experience as builders and operators can give us an advantage.”

Introducing Huckleberry.ai

Effective September 24, 2026, Huckleberry’s common stock will trade on the Nasdaq Global Market under the trading symbol “HUCK” (CUSIP 257554105). Stockholders do not need to take any action. Existing share certificates and book-entry positions will remain valid.

Huckleberry begins with a debt-free balance sheet. At closing, the Company repaid all outstanding amounts under its credit facility and repurchased outstanding warrants held by the lenders. After giving effect to the purchase price adjustments set forth in the definitive agreement for the transaction, certain other adjustments agreed between the parties and payment of other pre-existing obligations at closing, the Company starts with cash of approximately $221 million, equivalent to approximately $4.46 per share.

The Company also retains more than $900 million in net operating loss carryforwards, along with certain other assets and liabilities that were not included in the sale.

The Company’s tax benefits preservation plan remains in effect. The plan is intended to reduce the likelihood of an ownership change under Section 382 of the Internal Revenue Code that could limit the Company’s ability to use its net operating losses and other tax attributes.

The Board is evaluating opportunities to put the Company’s capital and tax assets to work, as well as potential ways to return capital to stockholders. The Company will share additional information when appropriate.

About Huckleberry

Huckleberry is a publicly traded company led by founder and CEO Josh James. Effective September 24, 2026, the Company will trade on the Nasdaq Global Market under the trading symbol “HUCK”. The Company is evaluating opportunities to create long-term value for stockholders.

Huckleberry’s Disclosure Channels to Disseminate Information

The Company’s investors and others should note that we announce material information to the public about our Company and other issues through a variety of means, including Huckleberry’s website, press releases, filings with the U.S. Securities and Exchange Commission (SEC), blogs and social media, in order to achieve broad, non-exclusionary distribution of information to the public. We intend to use @JoshJames X account as a means of disclosing information about the Company and for complying with the disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, we encourage investors and others to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described here may be updated from time to time as listed on our investor relations webpage.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s evaluation of opportunities for value creation and to return capital to stockholders. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the SEC, including, without limitation, the Annual Report on Form 10-K filed with the SEC on April 16, 2026 and subsequent filings with the SEC. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

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Any names contained herein may be trademarks of their respective owners.

Media and Investor Contact

Tod Crane
Chief Financial Officer
ir@huckleberry.ai